Exhibit 99.1

Alpha Modus Advances Transaction to Add More Than $200 Million in Bitcoin Assets to Its Balance Sheet

Bitcoin valued at $71,000 per BTC under contemplated transaction; management believes transaction would materially strengthen shareholder equity and address Nasdaq’s outstanding listing deficiency

CORNELIUS, N.C., August 27, 2026 Alpha Modus Holdings, Inc. (Nasdaq: AMOD) (“Alpha Modus” or the “Company”), today announced that it is advancing a strategic transaction expected to add 3,170 Bitcoin to the Company’s balance sheet, representing more than $200 million in Bitcoin assets. Management believes the transaction would materially increase shareholder equity and address the Company’s outstanding Nasdaq shareholder equity deficiency.

The timing is intentional.

Alpha Modus explored a similar opportunity in May 2025 but elected not to proceed while Bitcoin was trading near record price levels. With Bitcoin once again attracting significant attention across the public markets, management believes the current opportunity presents a substantially more compelling combination of valuation, timing and balance-sheet impact.

“We considered pursuing this strategy when Bitcoin was near record highs, and decided that timing was not optimal,” said William Alessi, Chief Executive Officer of Alpha Modus. “We believed the better decision was to wait. Today, we have an opportunity to add more than $200 million in Bitcoin assets to our balance sheet, materially strengthen shareholder equity and address our outstanding Nasdaq listing deficiency. We believe the convergence of timing, asset value and balance-sheet impact makes this an exceptional opportunity for Alpha Modus and its shareholders.”

As contemplated, the transaction would represent a significant expansion of Alpha Modus’ asset base without changing the Company’s underlying operating strategy. Alpha Modus will continue executing across its artificial intelligence, intellectual property and financial technology businesses, supported by what management expects would be a substantially strengthened balance sheet.

Management believes the resulting increase in shareholder equity would address the Company’s outstanding Nasdaq market capitalization/shareholder equity deficiency, subject to completion of the transaction, applicable accounting treatment and Nasdaq’s determination regarding continued listing compliance.

Management further believes the transaction should be evaluated based on the value of the Bitcoin assets being added to the Company’s balance sheet relative to the consideration issued in the transaction, rather than the issuance of securities in isolation.

About Alpha Modus Holdings, Inc.

Alpha Modus Holdings, Inc. (“Alpha Modus” or the “Company”) (Nasdaq: AMOD) is a vertical AI company focused on real-time, in-store shopper engagement and attribution. Its patented “closed-loop” retail AI framework, Sense → Decide → Deliver → Attribute, enables brands and retailers to measure the full impact of digital content, physical interactions, and transaction outcomes. Through subsidiaries like Alpha Modus Financial Services, the Company is actively deploying technologies that merge artificial intelligence, retail media, and financial access across the physical retail landscape.

For more information, visit alphamodus.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Alpha Modus’s actual results may differ from their expectations, estimates, and projections, and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. These forward-looking statements include, without limitation, Alpha Modus’s expectations with respect to future performance, initiatives and implementation, including with respect to the contemplated Bitcoin transaction described herein, and its effects on the Company’s balance sheet, shareholder equity, and Nasdaq listing.

Alpha Modus Holdings, Inc. (“Alpha Modus”) cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Alpha Modus does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contact

Alpha Modus Holdings, Inc.

Email: ir@alphamodus.com

Website: alphamodus.com